UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2017

SPECTRUM BRANDS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34757	27-2166630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Deming Way Middleton, Wisconsin		53562
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (608) 275-3340

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22,  2017, Mr. Omar Asali, a director of Spectrum Brands Holdings, Inc. (the “Company”), notified the Company that he has decided that he will resign from the board of directors of the Company and its subsidiaries and all committees thereof effective as of 5:00 p.m. Eastern Time on April 14, 2017 (the “Effective Time”). Mr. Asali is leaving the Company to establish a private investment vehicle that will make long-term investments in private and public companies and not as a result of any disagreement with the Company or its subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM BRANDS HOLDINGS, INC.

By:	/s/ Nathan E. Fagre
Name: Nathan E. Fagre Title: Senior Vice President, Secretary and General Counsel